Exhibit 99.1

RELIANCE GLOBAL GROUP NAMES CTO FROM COINBASE AND CAPITAL ONE TO LEAD AI-POWERED INSURANCE PRODUCT DEVELOPMENT AND AGENCY ROLL-UP STRATEGY

Appointments of Zack Wilder as CTO, Judah Korman as COO, and Mordy Beyman as Executive Vice President to advance dual strategy: In-house development of planned AI-native insurance products and AI-powered agency acquisition roll-up

LAKEWOOD, NJ — June 22, 2026 — Reliance Global Group, Inc. (NASDAQ: EZRA), an Insurtech company that acquires independent insurance agencies, consolidates them into a unified network, and supports them with a technology platform, today announced the appointments of Judah Korman as Chief Operating Officer, Zack Wilder as Chief Technology Officer, and Mordy Beyman as Executive Vice President, alongside two additional engineers who join Wilder in forming the company’s newly established AI product development team. As previously announced, Moshe Fishman, Senior Vice President of Insurtech, completes the team, bringing fluency in emerging Insurtech infrastructure that is transforming traditional insurance operations.

The appointments mark a next step in Reliance’s strategic direction: the development of AI-native insurance products intended for mass-market distribution and an AI-powered insurance agency acquisition roll-up. The appointments build on several years of execution, during which Reliance has acquired a network of independent agencies and developed the technology platform that it intends to serve as the foundation for its AI expansion.

“Reliance was founded on the belief that insurance, one of the largest and most entrenched industries in the world, was overdue for a fundamental rethinking. We started by embedding technology into the agency model, and the results validated that thesis. Now we are going further: running our acquisition roll-up through an AI backbone, and investing in insurance products that we believe AI has made possible for the first time. Judah, Zack, Mordy, Moshe and the engineering team they are building are the right people to lead that chapter,” said Ezra Beyman, Chief Executive Officer of Reliance Global Group.

Reliance is entering its next phase of growth with a dual mandate, with artificial intelligence as the strategic framework connecting both pillars. The first is an AI-powered insurance agency acquisition roll-up — building upon Reliance’s existing business of acquiring independent agencies and integrating them onto a centralized operating platform designed to automate workflows, enhance underwriting, and extract compounding value from each agency’s data and operations. The second is the development of AI-native insurance products built for digital-first distribution at scale. The Company believes AI is not a feature layer added to either strategy; it is the architecture both are designed around.

The Company believes the roll-up model is meaningfully differentiated when powered by AI. Traditional insurance consolidators often face diminishing returns as acquired agencies require heavy operational integration and manual management. Reliance’s approach is designed to use automation and data intelligence to streamline back-office operations, improve coverage routing, and generate performance intelligence across the agency network, with the goal of compressing integration timelines and improving acquisition economics relative to conventional roll-up strategies.

The AI-native product is the company’s second approach: insurance products intended to be conceived entirely around artificial intelligence, not adapted from legacy models. This approach is expected to use AI for risk selection and pricing, to deploy conversational AI to replace traditional quoting and binding workflows, and to build data infrastructure that improves with every policy written. These are not incremental improvements to existing products; they are intended to be new products that the Company believes recent advances in AI have made possible.

The two pillars are designed to reinforce each other. Acquired agencies contribute carrier relationships, books of business, and proprietary data. The platform and in-house products, in turn, are intended to make each acquired agency more efficient and competitive. Reliance believes this positions the Company distinctly from both traditional consolidators and pure-play Insurtech companies operating without established distribution scale.

Leadership Appointments

Judah Korman — Chief Operating Officer

Korman joins as Chief Operating Officer with responsibility for scaling Reliance’s operating model across its growing network of AI-powered agencies and platforms. He brings a decade of experience building and exiting technology companies, with a track record that spans founding and scaling a mobile logistics marketplace to a successful acquisition, building and growing numerous consumer apps, and serving as a private equity analyst on leveraged buyout transactions. He brings deep expertise in the operational complexity of scaling multi-sided platforms. In this role, Korman will focus on translating Reliance’s AI strategy into operating discipline across agency integration, workflow centralization, performance management and scalable execution.

Zack Wilder — Chief Technology Officer

Wilder joins as Chief Technology Officer with extensive fintech experience, having led major engineering initiatives at Coinbase and Capital One in support of core financial and authentication infrastructure at two security-intensive platforms in financial services. At Reliance, Wilder’s mandate is to turn the Company’s AI strategy into product architecture, engineering execution and scalable technology infrastructure — encompassing the AI platform powering the acquisition roll-up and the build-out of AI-native insurance products. His background building regulated, high-stakes financial infrastructure positions him to move with speed and precision in an industry where compliance and security are non-negotiable.

Wilder is joined by two additional engineers who form the founding members of Reliance’s AI product development team. The team’s initial focus is building the core AI infrastructure that will power both the agency roll-up platform and the Company’s first AI-native insurance products.

Mordy Beyman — Executive Vice President

Beyman advances to Executive Vice President of Reliance Global Group, formalizing a role he has held in practice for some time. He has been closely involved in shaping Reliance’s long-term strategic vision, including its positioning in technology and the investments that underpin its current AI initiative. Beyman’s involvement in the architecture of this new chapter — from identifying the AI opportunity to guiding the leadership build-out — makes his formal appointment a natural extension of the work already underway. In his role as Executive Vice President, Beyman will focus on coordinating strategic execution across the leadership team, technology roadmap and broader AI initiative.

Together, the appointments are designed to give Reliance the ability to execute across product development, agency integration, technology infrastructure and AI-enabled operating efficiency.

“Insurance distribution has been resistant to the kind of operational transformation that technology has brought to other areas of financial services. What Reliance has built is a genuine foundation for the agency network, the carrier relationships, and now the AI platform to centralize and amplify it all. An AI-powered roll-up is designed to be a meaningfully different proposition from a traditional consolidation play. The economics are designed to compound differently, the integration timelines are designed to compress, and the data advantage widens with every acquisition. “ said Korman.

“I spent years at Capital One building infrastructure for an industry most people thought was too complex and too regulated to change quickly. Insurance is in a similar position today, and AI is now mature enough to do more than automate workflows. It can reimagine what an insurance product looks like, how it is priced, and how it reaches a customer. That is what we are building at Reliance, starting with a solid foundation and a head start on the rest of the industry,” said Wilder.

“I have been part of building this vision for some time, and what excites me most is that the timing is right. The AI tools available today are genuinely capable of transforming how insurance is distributed and how products are built. Reliance has the carrier relationships, the agency network that is licensed across the United States, and now the team to execute on that. My focus is making sure this initiative scales with the ambition behind it,” said Beyman.

About Reliance Global Group

Reliance Global Group, Inc. (NASDAQ: EZRA) is an Insurtech company that acquires independent insurance agencies, consolidates them into a unified network, and supports them with a technology platform. The company is pursuing an AI-powered acquisition roll-up strategy intended to bring independent agency distribution onto a centralized AI platform, while simultaneously seeking to develop AI-native insurance products for mass-market distribution. For more information, visit www.relianceglobalgroup.com.

Media Contact

Michael Goldberg - michael@mmstratcomms.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “intend,” “will,” “designed to,” “intended to,” “seeking to,” “positions,” and similar expressions, and include all statements that are not statements of historical fact. These forward-looking statements include, but are not limited to, statements regarding: the Company’s dual strategy of an AI-powered insurance agency acquisition roll-up and the planned development of AI-native insurance products; the anticipated benefits of integrating acquired agencies onto a centralized AI-driven operating platform, including automation of workflows, enhanced underwriting, and the extraction of value from agency data and operations; the Company’s belief that its AI-powered roll-up approach is meaningfully differentiated from conventional roll-up strategies and may compress integration timelines and improve acquisition economics; the expectation that the Company’s two strategic pillars will reinforce one another; the development, capabilities, pricing, distribution, and market acceptance of the Company’s contemplated AI-native insurance products; the Company’s ability to scale acquisitions and execute on its growth strategy; and the anticipated contributions of the newly appointed members of the leadership team and engineering personnel.

Forward-looking statements are based on the Company’s current expectations and assumptions and are subject to known and unknown risks, uncertainties, and other factors that could cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others: the Company’s ability to develop, deploy, and commercialize AI-based platforms and products on the timelines or with the capabilities currently anticipated, or at all; the risk that the anticipated economic, operational, and integration benefits of an AI-powered roll-up are not realized; the Company’s ability to identify, finance, complete, and integrate agency acquisitions; the Company’s need for, and ability to obtain, additional capital to fund its strategy; the evolving regulatory environment applicable to insurance, artificial intelligence, and data use; competition from both traditional consolidators and Insurtech companies; the Company’s ability to attract and retain qualified personnel, including the newly appointed officers; and the risk factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

For a more detailed discussion of these and other risks and uncertainties, investors should review the disclosures contained under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the SEC and available at www.sec.gov.

The forward-looking statements in this press release speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.